Sun Life Insurance and Annuity Company of New York

Hereinafter referred to as "the Company"

APPLICATION for LIFE INSURANCE

1. Name (of proposed Insured): ____________________________________________________________________________

2. Address: _____________________________________________________________________________________________

3. Sex: ❒ Male ❒ Female 4. Date of Birth: ________________ 5. Social Security Number: ___________________

COVERAGE SELECTION

6. Application for Life Insurance to Sun Life Insurance and Annuity Company of New York

  Sun Life Large Case VUL (Flexible Premium Variable Universal Life Insurance)
  Futurity Corporate VUL (Flexible Premium Variable Universal Life Insurance)

❒ Other:

A. Specified Face Amount: APB Face Amount (APB):

B. Death Benefit Option:

Sun Life Large Case VUL

❒ Option A (Specified Face Amount)

❒ Option B (Specified Face Amount plus Gross Cash Surrender Value)

❒ Option C (Specified Face Amount plus Cumulative Premiums Paid)

Futurity Corporate VUL

❒ Option A (Specified Face Amount)

❒ Option B (Specified Face Amount plus Account Value)

7.Definition of Life Insurance Test to be Used: ❒ Cash Value ❒ Guideline Premium (available on Futurity Corporate VUL only)

8. Issue Date Requested: 9. Premium Mode: ❒ Annual ❒ Semi-Annual

10. Initial Premium: 11. Planned Periodic Premium:

BENEFICIARY AND OWNER DESIGNATION

12. Beneficiary Designation: ________________________________________________

_____________________________________________________________ Relationship: ___________________________

13. Owner (if other than proposed Insured): ___________________________________________________________________

Address: ______________________________________________________________________________________________ Relationship: __________________________ S.S.# or Tax I.D.#: ____________________

QUESTIONS

14. During the past three months, has the proposed Insured been actively at work on a full-time basis, at least

30 hours per week in a normal capacity, and not been absent for more than five consecutive days due to illness or medical treatment? If no, give details below. ❒ Yes ❒ No

15. Has the proposed Insured used tobacco (cigarettes, cigars, chewing tobacco, pipe, etc.) or any other substance containing nicotine, including Nicorette gum, within the past twelve months?

If yes, number of each product used per day: ________________________________________ ❒ Yes ❒ No

16. In connection with the policy applied for, does the Owner intend to replace, borrow against, surrender or discontinue existing insurance or annuities (including group) in force with this or any other insurer?

If yes, provide details. ❒ Yes ❒ No

17.

Details:

SIGNATURE SECTION

DECLARATION - By signing this application, I/we understand and agree that:

a) all statements and answers in this application are true and complete to my/our best knowledge and belief. The information provided in this application will be used by the Insurer (the "Company") to which this Application is submitted to form the basis for, and become part of, any life insurance policy to be issued;

b) no life insurance coverage shall take effect until the policy applied for herein has actually been issued and delivered to the Owner and the initial premium is received by the Company. No coverage shall take effect, in any case, unless the answer to Question 14 herein ("actively at work"), as recorded in this application continues to be true and complete, brought current to the time of policy delivery;

c) no licensed sales representative or other person except the Company President, Secretary or a Vice President has the authority to make or modify any life insurance policy; to make a binding promise or decision about coverage or benefits; to change or waive any of the terms or requirements of any application or life insurance policy;

d) in accepting coverage, I/we also accept any corrections and amendments made by the Company. No change in plan, amount, benefits, age at issue or classification can be made without my/our written consent in the form of an Alteration of Application. However, the Company may change non-guaranteed elements of the coverage at its sole discussion;

e) the Owner shall have the right, without the consent of the Insured being required, to make written requests, from time to time, to change the amount of life insurance coverage;

f) any illustration prepared in connection with this application does not form a part of any life insurance policy which may be issued. The actual performance of any such policy, including account values, cash surrender values, death benefit and duration of coverage, may be different from what may be illustrated because the hypothetical assumptions used in an illustration may not be indicative of actual future performance. I/we acknowledge that any credited rates of interest or investment experience of any separate account shown in an illustration are not estimates or guarantees of actual future performance. Future performance will depend on investment, mortality, expense and other experience of the Company. Future performance will also be affected by any future changes in the credited rate of interest, cost of insurance rates or other expense charges for the life insurance policy. I/we acknowledge that any such future changes may be made at the Company's sole discretion;

g) all the policy features, including the financial impact of the Specified Face Amount/APB Face Amount mix selected, have been reviewed with me by the Sales Representative whose name is listed below;

h) in connection therewith, it is expressly acknowledged that the policy, as applied for, is suitable for the insurance needs and anticipated financial objectives of the undersigned;

SUITABILITY:

I/we also hereby understand and agree that all values and benefits provided by the life insurance policy applied for are based on the investment experience of a separate account and are not guaranteed, such that:

  THE DEATH BENEFIT AMOUNT MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE VARIOUS SUB-ACCOUNTS WHICH COMPRISE THE COMPANY'S VARIABLE LIFE INSURANCE SEPARATE ACCOUNT.
  THE DURATION OF COVERAGE MAY ALSO INCREASE OR DECREASE, DUE TO THE INVESTMENT EXPERIENCE OF THESE VARIOUS SUB-ACCOUNTS.
  THE ACCOUNT VALUE AND CASH SURRENDER VALUE MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THESE VARIOUS SUB-ACCOUNTS.
  THERE IS NO GUARANTEED MINIMUM POLICY VALUE NOR ARE ANY POLICY VALUES GUARANTEED AS TO DOLLAR AMOUNT.

I/we also acknowledge receipt of a current prospectus from the Company for the flexible premium variable universal life policy and also a prospectus for each of the underlying investment options. I understand that an illustration of benefits, including death benefits, policy values and cash surrender values is available upon request.

_______________________________________________ ___________________________________________________

Signature of proposed Insured Signature of Applicant/Owner

_______________________________________________ ______________________________ _________________

Signature of Witness/Sales Representative Sales Representative's License No. Date

OWNERS CERTIFICATION: The Internal Revenue Service (IRS) does not require your consent to any provision of this document, other than the certification required to avoid backup withholding. Under penalties of perjury, I certify that:

1) The number shown in item 5 (or item 11 if the Owner is not the proposed Insured) of this form is my correct taxpayer identification number, AND 2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or

(b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

__________________________________________________________________ __________________________

Signature of Owner/Taxpayer Date

LICENSED SALES REPRESENTATIVE'S REPORT

1. In connection with the policy applied for, does the Owner intend to replace, borrow against, surrender or discontinue existing insurance or annuities (including group) in force with this or any other insurer? ❒ Yes ❒ No

If yes, provide details and any necessary forms._______________________________________________________

2. Based on your reasonable inquiry about the applicant's financial situation, insurance objectives and needs, do you believe that the policy, including the Specified Face Amount/APB Face Amount mix, as applied for is suitable for the insurance needs and anticipated financial objectives of the Owner? ❒ Yes ❒ No

3. To whom shall premium notices and correspondence be sent (if other than the Owner):

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________

4. Licensed Sales Representatives who will share commissions:

Name License Number Share %

_______________________________________________ ______________________ ______________

_______________________________________________ ______________________ ______________

_______________________________________________ ______________________ ______________

_______________________________________________ ______________________ ______________

I, , certify:

Print name

1. That the questions contained in this application were asked of the proposed Insured and applicant and that I have truly and accurately recorded all the information supplied by the proposed Insured and applicant.

2. That I have reviewed with the applicant all the policy features, including the financial impact of the Specified Face Amount/APB Face Amount mix selected.

3. That a current prospectus for the policy applied for and for each of the underlying investment companies of the various sub-accounts has been given to the applicant.

4. That all answers made by me in the above Licensed Sales Representative's Report are true and complete to the best of my knowledge and belief.

_ __

Signature of Licensed Sales Representative Date